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                                                                  Exhibit 99.j.2


              Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information of PreservationPlus Income and to the incorporation by reference in this Post-Effective Amendment No. 78 to the Registration Statement (Form N-1A) (No. 33-07404) of BT Investment Funds of our reports dated November 3, 2000, included in the 2000 Annual Report to shareholders of PreservationPlus Income.



Philadelphia, Pennsylvania
January 24, 2001